Exhibit 99.1

Verisign Names John Calys as Interim Chief Financial Officer

DULLES, VA – Sept. 26, 2011 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today announced that the company has appointed John Calys to the position of chief financial officer (CFO), on an interim basis, effective immediately. Calys will report directly to Jim Bidzos, executive chairman, president and chief executive officer, and have full responsibility for the company’s financial operations.

Calys, 52, has been serving as Verisign’s vice president and controller since December 2010, and will continue in these roles. Prior to joining Verisign, Calys served as the vice president and controller of XO Holdings, Inc. He also served as vice president and assistant treasurer of Sprint Nextel Corporation, and vice president and assistant controller of Nextel Communications, Inc.

“John is well-qualified to serve as interim CFO at Verisign,” said Bidzos. “In addition to direct experience for three quarters as our controller, he brings a successful and diverse track record as a financial operating executive in public companies.”

About Verisign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing practices including those of third-party registrars; the sluggish economic recovery; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the inability of Verisign to successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; the uncertainty of whether Project Apollo will achieve its stated objectives; potential introduction of new gTLDs; the uncertainty of whether the.com Registry Agreement renewal will occur by December 1, 2012, if at all; and when a Chief Financial Officer will be named. More information about potential factors that could affect the company’s business and financial results is included in Verisign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2011 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.